Exhibit 10.13
FIRST AMENDMENT OF THE
FIRST COMMUNITY FINANCIAL PARTNERS, INC. 2013 EQUITY INCENTIVE PLAN
WHEREAS, First Community Financial Partners, Inc. (the “Company”) maintains the First Community Financial Partners, Inc. 2013 Equity Incentive Plan (the “2013 Plan”);
WHEREAS, pursuant to and subject to Section 6.1 of the 2013 Plan, the Board of Directors of the Company (the “Board”) may amend the 2013 Plan at any time; and
WHEREAS, the Board deems it to be in the best interests of the Company to amend the 2013 Plan to increase the maximum number of shares of common stock of the Company, no par value per share (“Shares”), that may be delivered under the 2013 Plan by 900,000 Shares, from 100,000 Shares to 1,000,000 Shares.
NOW, THEREFORE, effective as of the date of Board approval of this First Amendment, the 2013 Plan is hereby amended in the following particulars:

1.	Section 3.2(a) of the 2013 Plan is deleted in its entirety and replaced with the following:
(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the 2013 Plan shall be 1,000,000 Shares. The maximum number of Shares available for delivery under the 2013 Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.”

2.	In all other respects, the 2013 Plan remains unchanged and in full force and effect.